United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to Rule 14a-12

eGain Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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eGAIN COMMUNICATIONS

CORPORATION

345 East Middlefield Road

Mountain View, CA 94043

(650) 230-7500

October 07, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of eGain Communications Corporation that will be held on November 11, 2010, at 4:00 P.M., Pacific Time, at 345 East Middlefield Road, Mountain View, California 94043.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES MAY NOT BE VOTED WITH RESPECT TO EACH OF THE PROPOSALS UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of eGain’s 2010 Annual Report to Stockholders on Form 10-K is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Ashutosh Roy

Chief Executive Officer

eGAIN COMMUNICATIONS CORPORATION

Notice of Annual Meeting of Stockholders

to be held November 11, 2010

To the Stockholders of eGain Communications Corporation:

The Annual Meeting of Stockholders of eGain Communications Corporation, a Delaware corporation, or eGain, will be held at 345 East Middlefield Road, Mountain View, California 94043, on November 11, 2010, at 4:00 P.M., Pacific Time, for the following purposes:

1.	To elect directors to serve until the 2011 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2.	To ratify the appointment of Burr Pilger Mayer, Inc., as eGain’s independent registered public accounting firm; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

Stockholders of record as of the close of business on September 22, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at eGain’s offices, 345 East Middlefield Road, Mountain View, California 94043, ten days prior to the meeting.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors,

Stanley F. Pierson

Secretary

Mountain View, California

October 07, 2010

eGAIN COMMUNICATIONS CORPORATION

345 East Middlefield Road

Mountain View, CA 94043

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of eGain Communications Corporation, a Delaware corporation, referred to as eGain or the Company, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of eGain, or the Annual Meeting, to be held at 345 East Middlefield Road, Mountain View, California 94043, on November 11, 2010, at 4:00 P.M., Pacific Time, and any postponement or adjournment thereof. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of eGain a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted “FOR” the proposal referred to in Item 1 in the Notice of Annual Meeting and described in this Proxy Statement regarding the election of the five nominees for director listed in this Proxy Statement, and “FOR” approval of the proposal referred to in Item 2 in the Notice of Annual Meeting and described in this Proxy Statement regarding ratifying the appointment of Burr Pilger Mayer, Inc., as eGain’s independent registered public accounting firm.

Stockholders of record at the close of business on September 22, 2010, or the Record Date, are entitled to vote at the Annual Meeting. As of the close of business on that date, eGain had 22,121,511 shares of common stock, $0.001 par value, or the Common Stock, outstanding. The presence in person or by proxy of the holders of a majority of eGain’s outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Directors are elected by a plurality vote. The five nominees for director who receive the most votes cast in their favor will be elected to serve as a director. Other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

The expense of printing, mailing proxy materials and solicitation of proxies will be borne by eGain. eGain will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of eGain’s Common Stock. No additional compensation will be paid to such persons for such solicitation.

This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders on Form 10-K for the fiscal year ended June 30, 2010, or the 2010 Annual Report, including financial statements, are being mailed to stockholders on or about October 07, 2010.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-paid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on November 11, 2010.

This Proxy Statement for our Annual Meeting and our 2010 Annual Report are available on our website at http://www.egain.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors proposes the election of five directors of eGain to serve until the 2011 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board of Directors to fill the vacancy.

Names of the nominees and certain biographical information about them are set forth below:

Ashutosh Roy, age 44, co-founded eGain and has served as Chief Executive Officer and a Director of eGain since September 1997 and as President and Chief Executive Officer since October 1, 2003. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-services company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy co-founded Parsec Technologies, a call center company based in New Delhi, India. From August 1988 to August 1992, Mr. Roy worked as a software engineer at Digital Equipment Corp. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a Masters degree in Computer Science from Johns Hopkins University and a M.B.A. from Stanford University. Mr. Roy’s qualifications to serve on our Board of Directors include his industry experience and deep knowledge of the Company gained from his position as a founder of our Company and as our Chief Executive Officer for over 13 years.

Gunjan Sinha, age 43, co-founded eGain and has served as a Director of eGain since inception in September 1997 and as President of eGain from January 1, 1998 until September 30, 2003. Since October 1, 2003, Mr. Sinha has served as Chairman of MetricStream Inc., a supplier of software applications for enterprise quality and compliance management. From May 1995 through April 1997, Mr. Sinha served as President of WhoWhere? Inc., an Internet-services company co-founded by Mr. Sinha. Prior to co-founding WhoWhere? Inc., Mr. Sinha was a hardware developer of multiprocessor servers at Olivetti Advanced Technology Center. In June 1994, Mr. Sinha co-founded Parsec Technologies. Mr. Sinha holds a degree in Computer Science from the Indian Institute of Technology, New Delhi, a Masters degree in Computer Science from the University of California, Santa Cruz, and a Masters degree in Engineering Management from Stanford University. Mr. Sinha’s qualifications to serve on our Board of Directors include his industry and technical experience and deep knowledge of the Company gained from his position as a founder of our Company and as a former officer of the Company.

Mark A. Wolfson, age 58, has served as a Director of eGain since June 1998. Dr. Wolfson has served as a Managing Partner of Oak Hill Capital Management, Inc. since 1998. Since 2001, Dr. Wolfson has held the title of Consulting Professor at the Stanford University Graduate School of Business, where he has been a faculty member since 1977, including a three-year term as Associate Dean, and formerly held the title of Dean Witter Professor. Dr. Wolfson serves on the board of directors of Accretive Health and Financial Engines. Dr. Wolfson holds a Ph.D. from the University of Texas, Austin and a B.S. and Masters Degree from the University of Illinois. Mr. Wolfson’s qualifications to serve on our Board of Directors include his extensive experience with technology companies in an investor capacity as well as his financial and accounting expertise.

David S. Scott, age 31, is a Principal of Oak Hill Capital Management, Inc. Prior to joining Oak Hill in 2002; Mr. Scott worked at The Blackstone Group in their Mergers & Acquisitions Group from 2000 to 2002. He also serves on the board of directors of Ability Resources, Inc. and the Regional Council for the National Parks Conservation Association (Pacific Region). Mr. Scott holds a B.A. and a B.S. from the University of Pennsylvania. Mr. Scott’s qualifications to serve on our Board of Directors include his experience with technology companies in an investor capacity.

Phiroz P. Darukhanavala, age 62, has served as a member of eGain’s Board of Directors since September 2000. Dr. Darukhanavala has served in various capacities with BP Amoco p.l.c. and The British Petroleum

Company since 1975, most recently as Vice President and Chief Technology Officer for Group Digital business. Before assuming his current position, Dr. Darukhanavala was Director of Global IT Services for the BP Group responsible for the rollout of the Common Operating Environment project worldwide and IT Functional Chief for BP-Exploration. Dr. Darukhanavala has also served as CIO of BP-Alaska and Director of BP-Exploration Business Systems. Dr. Darukhanavala holds a Ph.D. and M.S. degrees in Operations Research from Case Western Reserve University in Cleveland, Ohio. Dr. Darukhanavala’s qualifications to serve on our Board of Directors include his deep business, technical and financial expertise.

Director Independence

Our Board of Directors has determined that, except for Mr. Roy, each individual who currently serves as a member of our Board of Directors is an “independent director” within the meaning of the rules of The NASDAQ Stock Market and the Securities and Exchange Commission. Mr. Roy is not considered independent as he is employed by eGain as its Chief Executive Officer.

Board Leadership

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board of Directors believes it is in the best interests of eGain and its stockholders to evaluate such roles from time to time based on the composition of the Board of Directors and on the input from our independent directors. The Board of Directors has determined that having eGain’s Chief Executive Officer serve as Chairman is in the best interests of the Company’s stockholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fosters greater communication between the Company’s management and the Board of Directors.

The Board of Directors has chosen not to appoint a lead independent director at this time in view of the active roles assumed by the independent directors.

Board of Directors - Risk Oversight

Companies, including eGain, face a variety of risks, including credit risk, liquidity risk, currency exchange risk and operational risk. For a detailed discussion of these risks, we encourage you to review our 2010 Annual Report. Our Board of Directors believes an effective risk management system will timely identify the material risks that eGain faces and communicate necessary information with respect to material risks to senior executives. As appropriate, our Board of Directors or its relevant committees have in the past and will in the future implement risk management strategies consistent with the Company’s risk profile and integrate risk management into the Company’s decision-making.

Our Board of Directors retains the ultimate oversight over the Company’s risk management. Our Audit Committee takes an active lead in overseeing Company-wide risk management and discusses risk management processes with our Board of Directors. The Compensation Committee also oversees the Company’s compensation policies and practices to ensure that the Company’s compensation policies and practices do not motivate imprudent risk taking. In addition our Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Our Board of Directors, with the input of the Company’s executive officers, assesses likely areas of future risk for the Company on an on-going basis.

Board Meetings and Committees

Our Board of Directors held five meetings during fiscal year 2010. Each director, with the exception of Mr. Scott, attended or participated in 75% or more of the meetings of our Board of Directors and of the committees on which such directors serve. Ashutosh Roy attended the 2009 annual meeting of stockholders.

Our Board of Directors has appointed a Compensation Committee, a Stock Option Committee, a Nominating and Corporate Governance Committee and an Audit Committee.

The members of the Compensation Committee are independent directors Phiroz P. Darukhanavala, David S. Scott, and Mark A. Wolfson. The Compensation Committee held one meeting during fiscal year 2010. The Compensation Committee’s functions are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of eGain. The Compensation Committee operates under the Compensation Committee Charter adopted by our Board of Directors .The charter is available at the Company’s website at http://www.egain.com/docs/corporate/egain_compensation_charter.pdf.

The members of the Stock Option Committee are Ashutosh Roy and Dr. Wolfson. The Stock Option Committee held one meeting in fiscal year 2010 and took certain actions by written consent. The Stock Option Committee’s functions are to grant options to eGain’s employees and other service providers, consistent with eGain’s compensation policies and practices.

The members of the Nominating and Corporate Governance Committee are independent directors Dr. Darukhanavala, Gunjan Sinha, and Dr. Wolfson. The Nominating and Corporate Governance Committee held one meeting during fiscal year 2010. The Nominating and Corporate Governance Committee’s primary functions are to seek and recommend to our Board of Directors qualified candidates for election to our Board of Directors and to oversee matters of corporate governance, including the evaluation of our Board of Directors’ performance and processes, and assignment and rotation of members of the committees established by the Board of Directors. The Nominating and Corporate Governance Committee operates under the Nominating and Corporate Governance Committee Charter adopted by our Board of Directors. The charter is available at the Company’s website at http://www.egain.com/docs/corporate/egain_nominating_governance_charter.pdf.

The members of the Audit Committee are independent directors Mr. Scott, Mr. Sinha and, Dr. Wolfson. Dr. Wolfson is the audit committee financial expert, as defined by the Securities and Exchange Commission, on the Audit Committee. The Audit Committee held four meetings during fiscal year 2010. The Audit Committee’s functions are to review the scope of the annual audit, monitor the independent registered public accounting firm’s relationship with eGain, advise and assist the Board of Directors in evaluating the independent registered public accounting firm’s examination, supervise eGain’s financial and accounting organization and financial reporting, and nominate, for approval of the Board of Directors, the independent registered public accounting firm whose duty it is to audit the financial statements of eGain for the fiscal year for which it is appointed. The Audit Committee operates under the Audit Committee Charter adopted by our Board of Directors. The charter is available at the Company’s website at http://www.egain.com/docs/corporate/egain_audit_charter.pdf.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communications in writing to: Secretary, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043. You must include your name and address in the written communication and indicate whether or not you are a stockholder of the Company. The Secretary will review any communications received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Code of Ethics

Our Board of Directors approved a code of ethics applicable to the Board of Directors, senior management including financial officers, and all other employees. The Code of Ethics and Business Conduct, or Code of Ethics, includes standards to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports filed with the Securities and Exchange Commission; compliance with laws; prompt internal reporting of violations of the Code of Ethics; and accountability for the adherence to the Code of Ethics. The Code of Ethics is available on the Company’s website at http://www.egain.com/about_us/investors.asp. Copies of the Code of Ethics are also available in print upon written request to Secretary, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043.

Director Qualifications

The Nominating and Corporate Governance Committee periodically reviews with our Board of Directors the appropriate skills and characteristics required of Board members given the current composition of the Board of Directors. Although we have no formal diversity policy for members of our Board of Directors, the Board of Directors and the Nominating and Corporate Governance Committee believe that our Board of Directors should be comprised of individuals who have a diversity of backgrounds, leadership qualities, a record of success in their arena of activity and who can make substantial contributions to the operations of the Board of Directors. The assessment of Board candidates includes, but is not limited to, consideration of relevant industry experience, relevant financial experience, general business experience and compliance with independence and other qualifications necessary to comply with any applicable corporate and securities laws and the rules and regulations thereunder. Specific consideration shall also be given to: contributions valuable to the business community; personal qualities of leadership, character, and judgment whether the candidate possesses and maintains throughout his or her service on the Board a reputation in the community at large of integrity, competence and adherence to the highest ethical standards; relevant knowledge and diversity of background and experience in such things as business, software development, manufacturing, technology, finance and accounting, marketing, international business, government and the like; or whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Corporate Governance Committee does, however, believe it is appropriate for at least one, and preferably multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that a majority of the members of the Board meet the definition of “independent director” under the rules of The NASDAQ Stock Market, although eGain is currently not subject to NASDAQ listing requirements. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to serve on the Board of Directors. When evaluating a candidate for the Board of Directors, the Nominating and Corporate Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. A director’s qualifications in light of the above-mentioned criteria are considered at least each time the director is nominated or re-nominated for Board membership.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by Board members and management of eGain. The Nominating and Corporate Governance Committee will consider persons recommended by eGain’s stock holders in the same manner as a nominee recommended by Board members or management. A stockholder who wishes to suggest a prospective nominee for the Board should notify eGain’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stock holder considers appropriate. After completing the evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to our full Board of Directors as to the person who should be nominated to the Board of Directors, and our Board of Directors considers the nominee after evaluating the recommendation and report of the Nominating and Corporate Governance Committee. Each director candidate recommended for election at this year’s Annual Meeting is an existing director seeking re-election to the Board of Directors.

Compensation of Directors

Directors of eGain do not currently receive any fees for service on the Board of Directors. Directors are reimbursed for their expenses for each meeting attended. Each non-employee director will receive, if elected or re-elected as a director at the Annual Meeting, an option to purchase 500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options will vest on the first anniversary of the grant and are nonqualified stock options. After the 2008 annual meeting, the Company did not issue the non-employee director stock options due to an administrative error. Therefore after the 2009 annual meeting, we granted an option to purchase 1,000 shares of Common Stock to each of our non-employee directors, except for David S. Scott who was granted an option to purchase 500 shares because he did not serve as a director in 2008.

The following table details the compensation paid to non-employee directors for fiscal year 2010.

DIRECTOR COMPENSATION

Name (1)	Option Awards ($) (2)	Total ($)
Gunjan Sinha	331	331
Mark A. Wolfson	331	331
David S. Scott	166	166
Phiroz P. Darukhanavala	331	331

(1)	Mr. Roy, eGain’s Chief Executive Officer and Chairman of the Board, is not included in the table as he is an employee of eGain and received no compensation for his services as Chairman of the Board. The compensation received by Mr. Roy is shown in the Summary Compensation Table on page 17.
(2)	Amounts reported represent the compensation recognized for financial reporting purposes for the fiscal year 2010, in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC 718, Compensation—Stock Compensation, excluding forfeitures, utilizing the assumptions discussed in Note 8 to our consolidated financial statements in our 2010 Annual Report.

The following table provides information on the outstanding option awards for each of the non-employee directors as of June 30, 2010.

Name	Number of Options Unexercised (#)	Option Exercise Price ($)	Option Expiration Date
Gunjan Sinha	1,000	2.40	12/08/2013
	500	1.25	12/15/2014
	500	0.80	12/08/2015
	1,000	0.85	06/09/2018
	1,000	1.05	01/08/2020

Total	4,000

Mark A. Wolfson	500	38.13	11/20/2010
	1,000	2.40	12/08/2013
	500	1.25	12/15/2014
	500	0.80	12/08/2015
	1,000	0.85	06/09/2018
	1,000	1.05	01/08/2020

Total	4,500

David S. Scott	500	1.05	01/08/2020

Total	500

Phiroz P. Darukhanavala	10,000	88.13	09/25/2010
	1,000	2.40	12/08/2013
	500	1.25	12/15/2014
	500	0.80	12/08/2015
	1,000	0.85	06/09/2018
	1,000	1.05	01/08/2020

Total	14,000

Compensation Committee Interlocks and Insider Participation

Messrs. Darukhanavala, Scott and Wolfson, all of whom are non-employee directors, serve as members of the Compensation Committee. None of eGain’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of eGain’s Board of Directors or Compensation Committee.

Our Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock of eGain as of September 22, 2010 for the following:

•	each person or entity who is known by eGain to own beneficially more than 5% of the outstanding shares of Common Stock;

•	each of eGain’s current directors and executive officers as a group; and

•	eGain’s chief executive officer, the chief financial officer, and two other most highly compensated executive officers during fiscal year 2010.

Unless otherwise noted, the address of each named beneficial owner is that of eGain.

The percentage ownership is based on 22,121,511, shares of eGain Common Stock outstanding as of September 22, 2010. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options and warrants held by that person (and only that person) that are currently exercisable or exercisable within sixty (60) days after September 22, 2010. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In addition to our chief executive officer and chief financial officer, we had only two named executive officers during fiscal year 2010, as defined in our executive officers section on page 12.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Beneficially Owned
Certain Beneficial Owners:
OHCP GenPar, L.P. (1)	5,391,648	24.2
201 Main Street, Suite 1620
Ft. Worth, TX 76102
J. Taylor Crandall (2)	1,948,868	8.8
201 Main Street, Suite 3100
Ft. Worth, TX 76102
Granite Private Equity III, LLC (3)	1,113,245	5.0
One Cablevision Center
Liberty, NY 12754

Named Executive Officers and Directors:
Ashutosh Roy (4)	8,397,674	34.7
Gunjan Sinha (5)	1,117,543	5.1
Promod Narang (6)	331,850	1.5
Eric Smit (7)	252,047	1.1
Thomas Hresko (8)	144,375	*
Mark A. Wolfson (9)	19,166	*
David S. Scott	*	*
Phiroz P. Darukhanavala (10)	3,000	*

All executive officers and directors as a group: (9 persons) (11)	10,265,656	41.7

*	Indicates less than one percent.
(1)

Includes 5,188,011 shares that are beneficially owned and 203,637 shares subject to immediately exercisable warrants by Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, LP., OHCP MGP, LLC, a Delaware limited liability company, is the general partner of OHCP GenPar, L.P., a Delaware limited partnership, which is the general partner of Oak Hill Capital Partners, L.P. and consequently has voting control and investment discretion over securities held by Oak Hill Capital Partners,

L.P. OHCP MGP, LLC disclaims beneficial ownership of the shares held by Oak Hill Capital Partners, L.P. OHCP MGP, LLC, a Delaware limited liability company, is the general partner of OHCP GenPar, L.P., a Delaware limited partnership, which is the general partner of Oak Hill Capital Management Partners, L.P and consequently has voting control and investment discretion over securities held by Oak Hill Capital Management Partners, L.P. OHCP MGP, LLC disclaims beneficial ownership of the shares held by Oak Hill Capital Management Partners, L.P. Mark Wolfson, a director of eGain, is a vice president of Oak Hill Capital Management, Inc., a Delaware corporation which provides management and consulting services to Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. and is a principal of Oak Hill Venture Partners, a related entity of the above-referenced entities. David S. Scott, a director of eGain, is a principal of Oak Hill Capital Management, Inc.

(2)	Includes 1,841,443 shares that are beneficially owned and 103,384 shares subject to an immediately exercisable warrant by FW Investors V, L.P., a Delaware limited partnership, and 4,041 shares held by Group III 31, LLC. FW Management II, L.L.C., a Delaware limited liability company is the general partner of FW Investors V, L.P. and consequently has voting control and investment discretion over securities held by FW Investors V, L.P. FW Management II, L.L.C. disclaims beneficial ownership of the shares held by FW Investors V, L.P. J. Taylor Crandall is the sole member of FW Management II, L.L.C. and Group III 31, LLC.
(3)	Represents 1,113,245 shares beneficially owned. Alan Gerry is the managing member of Gerry Holding Co. II, LLC, which is the managing member of Granite Private Equity III, LLC and consequently has voting control and investment discretion over securities held by Granite Private Equity III, LLC.
(4)	Includes 6,347,932 shares that are beneficially owned, 1,218,493 shares subject to an immediately exercisable warrant and 831,249 shares subject to immediately exercisable options.
(5)	Includes 1,114,543 shares that are beneficially owned and 3,000 shares that would be beneficially owned upon exercise of director options.
(6)	Includes 143,525 shares that are beneficially owned and 188,325 shares that would be beneficially owned upon exercise of options.
(7)	Includes 144,947 shares that are beneficially owned and 107,100 shares that would be beneficially owned upon exercise of options.
(8)	Includes 10,000 shares that are beneficially owned and 134,374 shares that would be beneficially owned upon exercise of options.
(9)	Represents 16,166 shares that are beneficially owned as a result of the distribution by FW Ventures I, L.P. and 3,000 shares that would be beneficially owned upon exercise of director options, held by Dr. Wolfson. Dr Wolfson, a director of eGain, is a managing partner of Oak Hill Capital Management, Inc., a Delaware corporation which provides managing and consulting services to Oak Hill capital partners, L.P. and Oak Hill capital Management Partners, L.P. Dr. Wolfson disclaims beneficial ownership as to the shares owned by OHCP GenPar, L.P. and related entities.
(10)	Includes and 3,000 shares that would be beneficially owned upon exercise of options.
(11)	Includes 1,270,049 shares subject to currently exercisable options or options exercisable within 60 days of September 22, 2010. Also includes 1,218,493 shares subject to immediately exercisable warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, eGain’s directors, executive officers and any persons holding more than 10% of eGain’s Common Stock are required to report their initial ownership of eGain’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and eGain is required to identify in this Proxy Statement those persons who failed to timely file these reports. All of the filing requirements were satisfied for fiscal year 2010 except that there was one late Form 4 filing for each of Ashutosh Roy, Eric Smit, Promod Narang, Thomas Hresko, Gunjan Sinha and David S. Scott and there was one late Form 3 filing for David S. Scott. All late filings were due solely to administrative errors that were corrected as soon as they were determined.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information regarding eGain’s executive officers as of June 30, 2010:

Name	Age	Position
Ashutosh Roy	44	Chief Executive Officer, President and Chairman
Eric Smit	48	Chief Financial Officer
Promod Narang	52	Senior Vice President of Products and Engineering
Thomas Hresko	60	Senior Vice President of Worldwide Sales
Charles Jepson	64	Senior Vice President of Business Development

Ashutosh Roy co-founded eGain and has served as Chief Executive Officer and a Director of eGain since September 1997 and President since October 2003. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-service company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy co-founded Parsec Technologies, a call center company based in New Delhi, India. From August 1988, to August 1992, Mr. Roy worked as a Software Engineer at Digital Equipment Corp. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a Masters degree in Computer Science from Johns Hopkins University and a M.B.A. from Stanford University.

Eric Smit has served as Chief Financial Officer since August 2002. From April 2001 to July 2002, Mr. Smit served as Vice President, Operations of eGain. From June 1999 to April 2001, Mr. Smit served as Vice President, Finance and Administration of eGain. From June 1998 to June 1999, Mr. Smit served as Director of Finance of eGain. From December 1996 to May 1998, Mr. Smit served as Director of Finance for WhoWhere? Inc., an Internet services company. From April 1993 to November 1996, Mr. Smit served as Vice President of Operations and Chief Financial Officer of Velocity Incorporated, a software game developer and publishing company. Mr. Smit holds a Bachelor of Commerce in Accounting from Rhodes University, South Africa.

Promod Narang has served as Senior Vice President of Engineering of eGain since March 2000. Mr. Narang joined eGain in October 1998, and served as Director of Engineering prior to assuming his current position. Prior to joining eGain, Mr. Narang served as President of VMpro, a system software consulting company from September 1987 to October 1998. Mr. Narang holds a Bachelor of Science in Computer Science from Wayne State University.

Thomas Hresko has served as Senior Vice President of Worldwide Sales since November of 2005. From July 2004 to October 2005, Mr. Hresko served as Vice President, Worldwide Sales for Corrigo Inc., an enterprise application software company. From April 2002 to October of 2003 Mr. Hresko served as Vice President of Worldwide Sales at Primus Knowledge Solutions, Inc., a software company specializing in knowledge management and self service. From January 1990 to January 2002, he served in sales management positions at Network Associates, Inc., enterprise software, security and anti-virus software company. In his most recent position at Network Associates, Inc., he served as Vice President Worldwide Sales for the customer relationship management software division. Mr. Hresko holds a M.B.A. from Harvard University and a B.B.A from the University of Michigan.

Charles Jepson has served as Sr. Vice President of Business Development since June 2010. Prior to eGain, Mr. Jepson worked as an independent consultant specializing in enterprise software from January 2006 to June 2010. He served as President and Chief Executive Officer of Extended Systems from February 2002 to October 2005, President and Chief Executive Officer of Diligent Software from July 2001 to January 2002, Vice President of North American Sales for eGain from June 2000 to July 2001, President and Chief Executive Officer of Inference Corporation from May 1997 to June 2000; and President and Chief Executive Officer of Interlink Computer Sciences from March 1992 to May 1997. Mr. Jepson holds a M.B.A from the University of California, Berkeley and a Bachelor of Arts from San Jose State University.

Compensation Discussion and Analysis

Company Philosophy on Compensation

The Compensation Committee of our Board of Directors is responsible for providing oversight and determining our executive compensation programs. To that end, our Compensation Committee reviews corporate performance relevant to the compensation of our executive officers and works with management to establish our executive compensation programs. The general philosophy of our executive compensation program is to:

•	encourage creation of stockholder value and achievement of strategic corporate objectives by providing management with longer term incentives through equity ownership by management;

•	provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, high caliber personnel;

•

provide a total compensation opportunity that is competitive with companies in our industry, taking into account relative company size, performance and geographic location, as well as individual responsibilities and performance;

•	provide fair and internally consistent compensation; and

•	other relevant considerations such as rewarding extraordinary performance.

Our executive compensation program is designed to reward team accomplishments while promoting individual accountability. The combination of incentives is designed to balance annual operating objectives and eGain’s earnings’ performance with longer-term stockholder value creation.

Establishing Compensation

Our Compensation Committee typically reviews our executive officers’ compensation, including our named executive officers, on an annual basis. Our Compensation Committee determines the appropriate levels of compensation based primarily on:

•	competitive benchmarking consistent with our recruiting and retention goals;

•	internal consistency and fairness; and

•	other relevant considerations such as rewarding extraordinary performance.

To assist in the process of establishing executive compensation, our Compensation Committee reviews publicly available compensation information from a group of peer companies located in the Silicon Valley. Our Compensation Committee determines compensation for our Chief Executive Officer, which was set at $24 per annum at his request beginning October 2003, as discussed below. With respect to our other named executive officers, our Compensation Committee reviews and approves compensation that is recommended by our Chief Executive Officer.

Compensation Components

Our executive compensation program generally consists of three primary components: base salary, annual non equity incentives and stock option awards. These primary compensation components are described in more detail below. Executive officers are also eligible to participate in all of our respective local employee benefits plans, such as medical insurance, life and disability insurance and our 401(k) retirement plan, in each case on the same basis as other employees.

We view the three primary components of executive compensation as related, but we do not believe that compensation should be derived entirely from one component, or that significant compensation from one component should necessarily reduce compensation from other components. Our Compensation Committee has not adopted a formal or informal policy for allocating compensation between long-term and current compensation or between cash and non-cash compensation.

Base Salary

We provide our named executive officers with a base salary to compensate them for services rendered during the fiscal year. We establish base salaries for our executives based on the scope of their responsibilities and experience and take into account competitive market compensation paid by companies in our peer group commensurate for similar responsibilities and positions. We believe that executive base salaries should be targeted to be within the range of salaries for similar positions at comparable companies, which is in line with our compensation philosophy, in order to best attract, retain and motivate our executives. In reviewing compensation of our peer companies, our Compensation Committee takes into account the annual revenues and market size of these companies and other relevant factors it deems appropriate. Our Compensation Committee attempts to establish compensation, particularly base salary, in the same comparable range that our revenues and market size fall when compared to these peer companies. In some cases, our executive compensation may rise above this range due to certain circumstances, such as a strong retention need or an extraordinary performance.

We note that the salary for our Chief Executive Officer, Ashutosh Roy, was set at a nominal amount of $24 per annum at his request beginning October 2003. Mr. Roy requested this reduction initially in connection with our cost reduction initiatives and more recently to assist in our investment efforts. As a significant stockholder, a substantial portion of Mr. Roy’s personal wealth is tied directly to the performance of eGain’s stock, which provides direct alignment with stockholder interests.

We attempt to review base salaries annually and adjust base salaries from time to time to ensure that our compensation programs remain competitive with market levels. There were no salary increases in fiscal year 2010. The Compensation Committee approved bonuses for certain of its executive officers in accordance with our executive compensation strategy. In fiscal year 2010, the Compensation Committee approved a bonus for Mr. Smit in the amount of $22,500 and $40,000 in connection with Mr. Smit’s performance during fiscal years 2008 and 2009, respectively. The Compensation Committee approved a bonus for Mr. Narang in the amount of $36,000 and $40,000 in connection with Mr. Narang’s performance during fiscal years 2008 and 2009, respectively. We anticipate that our Chief Executive Officer will present his recommendations for Mr. Smit and Mr. Narang’s non-equity incentive compensation for fiscal year 2010 to the Compensation Committee for approval in fiscal year 2011.

Annual Non Equity Incentive Compensation

Currently all eGain employees participate in either a bonus plan or, in the case of sales representatives and managers, a commission plan tied primarily to revenue and bookings metrics. The plans are designed to provide awards to all employees as an incentive to contribute to both revenue growth and profitability.

Bonuses for named executive officers are contingent upon the attainment of certain performance targets established by our Compensation Committee. For fiscal year 2010, approximately 30% of the bonus target for each executive officer was tied to company performance and 70% to the individual performance of the executive officer and his team. The performance targets may include:

•	financial metrics, such as new hosting and license bookings, gross or net revenues, operating income, enterprise value/revenue ratio, cash balances, days sales outstanding and

•	business operational metrics, such as customer satisfaction, customer retention, operational efficiencies, product delivery and product quality.

Stock Option Awards

We believe the use of stock-based awards for our named executive officers is a strong compensation tool that encourages officers to act in a manner that leads to long-term company success. We believe this type of compensation aligns our executive officers’ performance with the interests of our long-term investors by rewarding our officers through equity appreciation. The stock-based incentive program for the entire Company, including executive officers, currently consists of stock option grants only, but we may introduce different types of equity awards or instruments to remain competitive in the compensation we pay our employees.

On August 20, 2009 our Board of Directors, taking into account the recommendation of the Compensation Committee, approved a grant of an option to purchase 250,000 shares of the eGain’s Common Stock pursuant to the terms of the Company’s 2005 Management Stock Option Plan to Ashutosh Roy. In addition, our Board of Directors, taking into account the recommendation of the Compensation Committee, approved grants of 56,000, 57,000 and 30,000 options to purchase shares of eGain Common Stock to Eric Smit, Promod Narang, and Thomas Hresko, respectively. All shares of stock subject to an option granted will vest monthly over 48 months, are exercisable for ten years from the date of the grant, and were granted at an exercise price of $0.74 per share.

In addition to granting equity-based options to our executives as part of a long-term incentive plan, we also intend to utilize option grants to provide incentives to all other non-officer employees, including new hires, and in recognition of individual achievements and contributions to corporate or business unit performance or in circumstances where we face a critical retention need.

Our Stock Option Committee approves grants of proposed stock options awards and administers our stock option plans consistent with the compensation policies and practices as set by our Compensation Committee. Proposed stock option awards to our executive officers are presented to our entire Board of Directors for consideration. The stock option committee normally grants options to executive officers upon the hiring of an executive officer, as part of an annual review, and as special circumstances arise. The exercise price of our stock option awards is based on the closing price of our Common Stock on the Over-the-Counter Bulletin Board on the date such stock option award is approved. Except with respect to new hire grants, proposals for significant stock option awards to our executive officers are not considered during our established “blackout period,” which commences one month prior to the end of each fiscal quarter and ends the trading day following the announcement of earnings for such fiscal quarter. Except for such proposed stock option awards to our executive officers, we intend to grant options in accordance with the foregoing procedures without regard to the timing of the release of material non-public information, such as an earnings announcement.

Other supplemental benefits

In addition to the compensation opportunities we describe above, we also provide our named executive officers and other employees with benefits, such as medical insurance, life and disability insurance and our 401(k) retirement plan, in each case on the same basis as other employees.

Defined Pension Plan

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. We do not offer such qualified or non-qualified defined benefit plans to our executives because we believe that such defined benefit plans are not typical for similar companies in both our industry and geographic region. Our Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans if our Compensation Committee determines that doing so is in our best interests.

Change of Control Benefits

None of our named executive officers currently have agreements to receive benefits in the event of a change of control. To date, we have not had a significant reason to offer such benefits. Our Compensation Committee may elect to provide our officers and other employees with change of control agreements if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer, Chief Financial Officer or up to three additional executive officers whose total compensation is required to be reported in our Proxy Statement to the extent that any of these persons receives more than $1,000,000 in compensation in the taxable year. Our Compensation Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one of the many factors considered in determining appropriate levels or modes of compensation.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by eGain under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this definitive proxy statement on Schedule 14A for our 2010 annual stockholders meeting, which is incorporated by reference in our 2010 Annual Report, each as filed with the Securities and Exchange Commission.

Respectfully submitted,
Compensation Committee
Mark A. Wolfson
Phiroz P. Darukhanavala
David S. Scott

2010 Summary Compensation Table

The following table summarizes information concerning compensation paid to eGain’s Chief Executive Officer (principal executive officer), Chief Financial Officer and each of eGain’s other two most highly compensated executive officers whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to eGain during fiscal years 2010 and 2009. These individuals are referred to as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	Total ($)
Ashutosh Roy (2)	2010	24	—	67,575	67,599
President, Chief Executive Officer and Chairman	2009	24	—	97,840	97,864
Eric Smit (3)	2010	180,000	—	15,137	195,137
Chief Financial Officer	2009	180,000	40,000	967	220,967
Thomas Hresko (4)	2010	220,000	—	8,651	228,651
World Wide Senior Vice President of Sales	2009	251,000	—	5,462	256,462
Promod Narang (5)	2010	180,000	—	20,167	200,167
Senior Vice President of Products and Engineering	2009	180,000	40,000	2,271	222,271

(1)	Amounts reported represent the compensation recognized for financial reporting purposes for fiscal year 2010, in accordance with ASC 718, Compensation—Stock Compensation, excluding forfeitures, utilizing the assumptions discussed in Note 8 to our consolidated financial statements in our 2010 Annual Report.
(2)	In October 2003, at the request of Mr. Roy, the Compensation Committee reduced Mr. Roy’s salary to $24.00 per annum.
(3)	In fiscal year 2010, the Compensation Committee approved a bonus for Mr. Smit in the amount of $40,000 in connection with Mr. Smit’s performance during fiscal year 2009. We anticipate that our Chief Executive Officer will present his recommendations for Mr. Smit’s non-equity incentive compensation for fiscal year 2010, to the Compensation Committee for approval in fiscal year 2011. Targets are discussed in the Grants of Plan-Based Awards section of this Proxy.
(4)	The amount shown for Mr. Hresko’s salary includes $70,000 and $101,000, for sales commissions earned during fiscal years 2010 and 2009, respectively.
(5)	In fiscal year 2010, the Compensation Committee approved a bonus for Mr. Narang in the amount of $40,000 in connection with Mr. Narang’s performance during fiscal year 2009. We anticipate that our Chief Executive Officer will present his recommendations for Mr. Narang’s non-equity incentive compensation for fiscal year 2010 to the Compensation Committee for approval in fiscal year 2011. Targets are discussed in the Grants of Plan-Based Awards section of this Proxy.

2010 Grants of Plan-Based Awards

On August 20, 2009, Ashutosh Roy was granted an option to purchase 250,000 shares of the eGain’s Common Stock pursuant to the terms of the Company’s 2005 Management Stock Option Plan. In addition, Eric Smit, Promod Narang, and Thomas Hresko each were granted an option to purchase 56,000, 57,000 and 30,000 shares of the eGain’s Common Stock pursuant to the terms of the Company’s 2005 Management Stock Option Plan, respectively. All shares of stock subject to the options granted will vest monthly over 48 months, are exercisable for ten years from the date of the grant, and were granted at an exercise price $0.74 per share.

The following table provides information regarding our non-equity incentive plans granted to the named executive officers as of June 30, 2010.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target ($)	Maximum ($)
Eric Smit	n/a	50,000	n/a
Promod Narang	n/a	50,000	n/a

For fiscal year 2010, approximately 30% of the bonus target for each executive officer is tied to Company performance and 70% to the individual performance of the executive and his team. The metrics for these bonus targets were agreed upon at the beginning of the fiscal year.

Narrative to 2010 Summary Compensation Table and Grant of 2010 Plan-Based Awards

See Compensation Discussion and Analysis above for a complete description of the compensation plans pursuant to which the amounts listed under the 2010 Summary Compensation Table and Grants of 2010 Plan Based Awards Table were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the stock option awards.

Outstanding Equity Awards

The following table provides information on the outstanding option awards held by each of our named executive officers as of June 30, 2010.

Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date
Ashutosh Roy	2,499	—	44.69	(1)	01/17/2011
	625	—	2.00	(1)	04/10/2013
	500,000	—	0.64	(2)	05/27/2015
	250,000	—	1.25	(3)	11/27/2017
	52,083	197,917	0.74	(2)	08/20/2019

Total	805,207	197,917

Eric Smit	2,000	—	86.88	(4)	08/19/2010
	600	—	15.80	(5)	09/06/2011
	750	—	1.60	(1)	10/22/2012
	7,500	—	1.60	(2)	10/22/2012
	750	—	2.00	(1)	04/10/2013
	10,000	—	2.40	(6)	12/08/2013
	70,000	—	0.64	(2)	05/27/2015
	11,666	44,334	0.74	(2)	08/20/2019

Total	103,266	44,334

Promod Narang	10,499	—	14.30	(9)	02/11/2012
	450	—	5.60	(7)	05/06/2012
	7,000	—	4.70	(1)	05/15/2012
	16,875	—	4.70	(10)	05/15/2012
	4,687	938	4.70	(8)	05/15/2012
	540	—	1.60	(1)	10/22/2012
	540	—	2.00	(1)	04/10/2013
	35,000	—	2.40	(6)	12/08/2013
	90,000	—	0.64	(2)	05/27/2010
	15,000	57,000	0.74	(2)	08/20/2019

Total	180,591	57,938

Thomas Hresko	125,000	—	0.76	(6)	12/07/2015
	6,250	23,750	0.74	(2)	08/20/2019

Total	131,250	23,750

(1)	Options vest as to 100% on the date of grant.
(2)	Options vest in equal monthly installments over 4 years.
(3)	Options vest as to 100% after 12 months.
(4)	Options vest as to 33% of the shares of Common Stock after 12 months and the balance vests in equal monthly installments over 24 months.
(5)	50% of the options vest immediately and the balance vests in equal monthly installments over 12 months.
(6)	Options vest as to 25% of the shares of Common Stock after 12 months and the balance vests in equal monthly installments over 36 months.
(7)	33% of the options vest immediately and the balance vests in equal monthly installments over 2 months.
(8)	10% of the options vest immediately and the balance vests in equal monthly installments over 10 years.
(9)	Options vest as to 33% of the shares of Common Stock immediately and the balance vests in equal monthly installments over 36 months.
(10)	Options vest in equal monthly installments over 3 years.

Options Exercises

None of the named executive officers exercised stock options during our fiscal year 2010. We have not granted any restricted stock or made any other stock awards.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Burr Pilger Mayer, Inc., or BPM, as eGain’s independent registered public accounting firm for the fiscal year ending June 30, 2011, subject to ratification by the stockholders. BPM audited eGain’s financial statements for the fiscal year ending June 30, 2010. Representatives of BPM are expected to be present at eGain’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The aggregate fees for professional services by BPM the Company’s independent registered public accounting firm in fiscal year 2009 and fiscal year 2010 for these various services to the Company and its subsidiaries were:

Audit Fees

The aggregate audit fees billed or to be billed by BPM for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were approximately $359,500 for fiscal year 2010 and $363,700 for fiscal year 2009.

Audit-Related Fees

The aggregate fees billed or to be billed by BPM for services related to financial statements were approximately $33,755 for fiscal year 2010 and $36,300 for fiscal year 2009.

Tax Fees

There was no aggregate fees billed or to be billed by BPM for professional services related to tax advice, tax compliance tax auditing, tax planning and foreign tax matters for fiscal years 2010 and 2009.

All Other Fees

There were no fees billed to the Company by BPM for the fiscal years 2010 and 2009 for services and products to the Company and its subsidiaries other than those reported in the categories above.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of BPM for non-audit accounting and tax services performed for the Company is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages BPM require pre-approval by the Audit Committee. The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The percentage of Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees, out of all fees paid to BPM and all as approved by the Audit Committee in accordance with the policy, was 100% for fiscal year 2010.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of eGain’s independent registered public accounting firm.

Our Board of Directors recommends a vote “FOR” ratification of Burr Pilger Mayer, Inc. as eGain’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by eGain under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Board of Directors, or the Audit Committee, operates under a written charter adopted by the Board of Directors. The current members of the Audit Committee are Mark A. Wolfson, David S. Scott, and Gunjan Sinha, each of whom meets the independence standards established by The NASDAQ Stock Market.

The Audit Committee performs the following activities:

•	overseeing eGain’s financial reporting process on behalf of the Board of Directors; and

•	provides independent, objective oversight of eGain’s accounting functions and internal controls.

The Audit Committee reviewed and discussed the audited financial statements contained in the 2010 Annual Report with eGain’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the material conformity of those financial statements with accounting principles generally acceptable in the United States.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from eGain and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees). The Audit Committee also considered BPM’s provision of non-audit services to eGain and determined that such provision of such services was compatible with maintaining the independence of BPM. BPM has provided the Audit Committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2010 Annual Report, for filing with the Securities and Exchange Commission.

Audit Committee

David S. Scott

Gunjan Sinha

Mark A. Wolfson

RELATED PARTY TRANSACTIONS

As of July 1, 2009, there have not been any transactions or series of transactions to which eGain was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of eGain’s voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

In the past, eGain has granted options to purchase Common Stock to its directors and executive officers. eGain intends to grant such options to its directors and executive officers in the future.

It is eGain’s current policy that all transactions between eGain and its officers, directors, 5% stockholders and eGain’s affiliates will be entered into only if these transactions are approved by a majority of the disinterested directors, are on terms no less favorable to eGain than could be obtained from unaffiliated parties and are reasonably expected to benefit eGain.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Proposals of stockholders of eGain that are intended to be presented by such stockholders at eGain’s 2011 Annual Meeting must be received by the Secretary of eGain no later than June 9, 2011 in order that they may be included in eGain’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the eGain proxy statement for the 2011 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of eGain at the principal executive offices of eGain and otherwise complies with the provisions of its Bylaws. To be timely, eGain’s Bylaws provide that eGain must have received the stockholder’s notice not less than 50 days or more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, eGain must receive the stockholder’s notice by the close of business on the 15th day after the earlier of the day eGain mailed notice of the annual meeting date or provided such public disclosure of the meeting date.

OTHER MATTERS

eGain knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

eGain has adopted a process for mailing the 2010 Annual Report and Proxy Statement called “householding,” which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share the same last name and address will receive only one copy of the 2010 Annual Report and Proxy Statement, unless eGain receives contrary instructions from any stockholder at that address. eGain will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the 2010 Annual Report and Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Eric N. Smit, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043 or by calling (650) 230-7500. Eligible stockholders of record receiving multiple copies of the 2010 Annual Report and Proxy Statement can request householding by contacting eGain in the same manner. eGain has undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of the 2010 Annual Report and Proxy Statement or you may request householding by notifying your broker, bank or nominee.

Current and prospective investors can also access free copies of our 2010 Annual Report, Proxy Statement and other financial information on our Investor Relations section of our web site at http://www.egain.com/about_us/investors.asp.

ANNUAL REPORT ON FORM 10-K

A copy of eGain’s 2010 Annual Report accompanies this proxy statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Chief Financial Officer, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,

Ashutosh Roy

Chief Executive Officer

October 7, 2010

eGain
Trusted by Leaders

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Annual Meeting Proxy Card

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Ashutosh Roy*	☐	☐	02 - Gunjan Sinha*	☐	☐	03 - Mark A. Wolfson*	☐	☐
04 - David S. Scott*	☐	☐	05 - Phiroz P. Darukhanavala*	☐	☐			

	For	Against	Abstain
2. The Appointment of Burr Pilger Mayer, Inc. as independent registered public accounting firm.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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000000000.000000 ext 000000000.000000 ext

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

01 - Ashutosh Roy*

04 - David S. Scott*

For Withhold For Withhold

02 - Gunjan Sinha*

05 - Phiroz P. Darukhanavala*

03 - Mark A. Wolfson*

*To serve for the ensuing year until their successors are duly elected and qualified or until earlier death or resignation.

2. The registered Appointment public accounting of Burr Pilger firm. Mayer, Inc. as independent

For Against Abstain

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below full Please title. sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

5 1 D V 1 0 2 8 7 2 1

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3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

Proxy — eGain Communications Corporation

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders, November 11, 2010 (see Proxy Statement for discussion of items)

The undersigned hereby appoints Ashutosh Roy and Eric Smit as proxy, with full power of substitution, to vote all shares of eGain Communications Corporation Common Stock which each of the undersigned is entitled to vote on all matters which may properly come before the 2010 Annual Meeting of Stockholders of eGain Communications Corporation, or any adjournment thereof.

The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR proposals 1 and 2 at the discretion of the proxies on any other matter that may properly come before the meeting.

Please sign, date and return promptly in the accompanying envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE